Exhibit 1.1

Execution Copy

SPIRIT REALTY CAPITAL, INC.

COMMON STOCK ($0.05 PAR VALUE PER SHARE)

UNDERWRITING AGREEMENT

June 8, 2020

June 8, 2020

J.P. MORGAN SECURITIES LLC

SUNTRUST ROBINSON HUMPHREY, INC.

As Representatives of the several Underwriters named in Schedule I hereto

J.P. MORGAN SECURITIES LLC

As Forward Seller

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

As Forward Purchaser

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th Floor

Atlanta, Georgia 30326

Ladies and Gentlemen:

Each of Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), and J.P. Morgan Securities LLC (“JPM”) in its capacity as seller of Borrowed Underwritten Shares (as defined below) (the “Forward Seller”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and JPMorgan Chase Bank, National Association (“JPMC”) (the “Forward Sale Agreement,” and JPMC, in its capacity as counterparty under its Forward Sale Agreement, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of common stock, par value $0.05 per share, of the Company (“Common Stock”) equal to the number of Borrowed Underwritten Shares sold by the Forward Seller pursuant to this Agreement, confirms its agreement with JPM and SunTrust Robinson Humphrey, Inc. (together, the “Representatives”) and each of the several underwriters named in Schedule I hereto (together with the Representatives, collectively, the “Underwriters”) with respect to (i) the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 8,000,000 shares of Common Stock (the “Borrowed Underwritten Shares”) and (ii) the grant to the Underwriters, acting severally and not jointly, of the right described in Section 3 to purchase all or any part of 1,200,000 additional shares of Common Stock (the “Additional Shares”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representatives or Underwriters shall mean either the singular or plural as the context requires.

The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined below) are herein referred to collectively as the “Underwritten Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Additional Shares (as defined below) are herein referred to collectively as the “Company Shares.” The Borrowed Additional Shares and the Company Top-Up Additional Shares are herein referred to collectively as the “Additional Shares.” The Borrowed Underwritten Shares and the Borrowed Additional Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Shares and the Additional Shares are herein referred to collectively as the “Shares.” This underwriting agreement is herein referred to as the “Agreement.” References herein to the “Forward Sale Agreement” are to the initial Forward Sale Agreement and/or any Additional Forward Sale Agreement as the context requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (File No. 333-220618), including a prospectus, on Form S-3ASR, relating to securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means any free writing prospectus identified as such on Schedule II, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” (as defined below) and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the preliminary prospectus, the Time of Sale Prospectus, or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to and agrees with each Underwriter, the Forward Purchaser and the Forward Seller that:

(a) The Registration Statement became effective upon filing with the Commission pursuant to Rule 462 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act, (C) at the Closing Date (as defined below) and (D) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Base Prospectus complied, or will comply, at the time it was, or will be, filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the Time of Sale (as defined below) and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) the Prospectus will comply, as of the date that such document is filed with the Commission, as of the Time of Sale, as of the Closing Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. For purposes of this Agreement, the term “Time of Sale” means 6:40 p.m. (New York City time) on the date hereof.

(c) (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at the Time of Sale, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Time of Sale, the Time of Sale Prospectus (as defined in Schedule II hereto), did not and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at the Closing Date, the Prospectus (as then amended and supplemented) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission relating to any Underwriter, the Forward Purchaser or the Forward Seller made in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter, Forward Purchaser or Forward Seller through you expressly for use in the

Registration Statement, the Time of Sale Prospectus or the Prospectus, it being understood and agreed that the names of the Underwriters appearing in the table below the first paragraph under the heading “Underwriting” in the Prospectus and the Time of Sale Prospectus constitutes the only information furnished in writing by or on behalf of the Underwriters, the Forward Purchaser or the Forward Seller for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus (collectively, the “Counterparty Information”).

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies you, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f) Neither the Company nor the Operating Partnership has (A) engaged in any Testing-the-Waters Communication (as defined below) or (B) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B promulgated under Section 5 of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a “written communication” within the meaning of Rule 405.

(g) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Sale Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, including the Operating Partnership (each, a “Subsidiary,” and together, the “Subsidiaries”), taken as a whole.

(h) Spirit General OP Holdings, LLC (the “General Partner”) has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

(i) Each Subsidiary has been duly formed, is validly existing as a corporation, limited liability company, limited partnership or other type of entity or organization, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or was organized, and has the power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company is and will be the sole member of the sole general partner of the Operating Partnership. The General Partner is and will be the sole general partner of the Operating Partnership. The Operating Partnership is the only subsidiary of the Company that meets the definition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).

(j) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. The initial Forward Sale Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. Each of the Additional Forward Sale Agreements, if any, will be duly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(k) The shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) The Company Shares have been duly authorized and, when issued and delivered pursuant to due authorization by the Company’s board of directors (the “Board”) or a duly authorized committee thereof in accordance with the terms of this Agreement and the Forward Sale Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights. 18,400,000 shares of Common Stock (subject to reduction for any Company Shares) have been duly authorized and reserved for issuance under the Forward Sale Agreement, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or similar rights.

(m) The issuance, sale and delivery by the Company of any shares deliverable pursuant to the Forward Sale Agreement to the Forward Purchaser in settlement of all or a portion of the Company’s obligations under the Forward Sale Agreement in accordance with the terms thereof and delivery by the Forward Purchaser of such shares, during and at any settlement of the Forward Sale Agreement, to close out open borrowings of Common Stock created in the course of hedging activities by the Forward Purchaser or any of their affiliates relating to such their exposure under the Forward Sale Agreement, do not and will not require registration under the Securities Act.

(n) All of the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued, fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding partnership interests of the Operating Partnership are owned by the Company directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or partnership interests of the Operating Partnership. The units of partnership interest in the Operating Partnership (“OP Units”), including without limitation, the OP Units to be issued to the Company in connection with the Company’s issuance of Company Shares, if any, have been duly authorized and, when issued and delivered, will be validly issued and fully paid. The OP Units to be issued to the Company in connection with the Forward Sale Agreement have been duly authorized and, when issued and delivered, will be validly issued and fully paid. None of the OP Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there will be no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(o) All of the outstanding shares of capital stock or other ownership interests of each Subsidiary other than the Operating Partnership have been duly authorized and validly issued, fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Operating Partnership are owned by the Company either directly or through Subsidiaries that are wholly owned, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary other than the Operating Partnership.

(p) The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, dated as of October 3, 2017, has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

(q) Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(r) Neither the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation, declaration of trust, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as amended or supplemented, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties of the Company or any of the Subsidiaries (the “Properties”) or any other assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or the Properties or any of their respective other assets or operations, except, in the case of clauses (ii) and (iii) of this sentence, for any such defaults or violations that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement and the Forward Sale Agreement, as applicable, will not (i) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, (ii) result in the violation of the organizational documents of the Company or any of the Subsidiaries or (iii) result in a breach or violation of any Agreements and Instruments binding upon the Company or any of the Subsidiaries, except, in the case of clauses (i) and (iii) of this sentence, for any such contravention, breach or violation that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of its obligations under this Agreement or the Forward Sale Agreement, as applicable, except (i) such as already have been obtained, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (iii) such approvals as have been obtained in connection with the approval of the Shares and any shares deliverable pursuant to the Forward

Sale Agreement for listing on the New York Stock Exchange (the “NYSE”), and (iv) such approvals as have been obtained under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”). Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement and the Forward Sale Agreement, as applicable, will not constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such Repayment Events, liens, charges or encumbrances that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(s) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(t) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened to which the Company or any of the Subsidiaries is a party or to which any of the Properties is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company or the Operating Partnership to perform its respective obligations under this Agreement or the Forward Sale Agreement, as applicable, or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v) Each of the Company and the Operating Partnership is not, and after giving effect to: (i) the offering and sale of the Company Shares and the application of the proceeds thereof and (ii) the issuance, sale and delivery of shares of Common Stock pursuant to the Forward Sale Agreement and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(x) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and there are no notices of potential liability or claims pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company or any of the Subsidiaries or any of the Properties concerning Environmental Laws, which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole; neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any other person has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials (as defined below); none of the Properties is included on or, to the knowledge of the Company and the Operating Partnership, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

(y) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership or to require the Company or the Operating Partnership to include such securities with the Shares registered pursuant to the Registration Statement.

(z) None of the Company, any Subsidiary, any director or officer, or, to the Company’s and the Operating Partnership’s knowledge, any affiliate, employee, agent or representative of the Company or of any Subsidiary or the Company’s affiliates, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. The Company and the Operating Partnership will not, directly or indirectly, use the proceeds from the offering of the Company Shares or from the settlement of the Forward Sale Agreement, as the case may be, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption laws.

(aa) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(bb) (i) None of the Company, any Subsidiary, any director, officer, or employee thereof, or, to the Company’s and the Operating Partnership’s knowledge, any agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or, to the knowledge of the Company and the Operating Partnership, target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”); nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Crimea, Iran, North Korea and Syria).

(ii) The Company and the Operating Partnership will not, directly or indirectly, use the proceeds from the offering of the Company Shares or from the settlement of the Forward Sale Agreement, as the case may be, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, counterparty, advisor, investor or otherwise).

(iii) For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) the Company and the Subsidiaries have not incurred or agreed to incur any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd) (i) The Company, either directly or through a Subsidiary, has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (A) are described in the Registration Statement (including in descriptions of mortgages and secured indebtedness), the Time of Sale Prospectus and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of the Properties and do not materially interfere with the use made and proposed to be made of such Property by the Company or any of the Subsidiaries; (ii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries owns any material real property other than the Properties; (iii) each of the ground leases and subleases relating to a Property, if any, material to the business of the Company and the Subsidiaries, taken as a whole, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company or any of the Subsidiaries, and (A) no default or event of default has occurred under any ground lease or sublease with respect to such Property and neither the Company nor any of the Subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease or sublease and (B) neither the Company nor any of the Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the ground leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; and (iv) except as (A) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, to the knowledge of the Company and the Operating Partnership, no lessee of any of the Properties is in default under any of the leases relating to the Properties and neither the Company nor any of the Subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any such lease.

(ee) Neither the Company nor any of the Subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation concerning any real property or any part thereof in which the Company has a fee or leasehold interest, as of the date of this Agreement, that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company has disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus all options and rights of first refusal to purchase all or part of any material Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a material forfeiture or reversion of title; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change materially adversely affecting the Properties, and neither the Company nor any of the Subsidiaries knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; except as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property or asset and do not interfere with the use made and proposed to be made of such property or asset by the Company or any Subsidiary, there are no liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company and any of the Subsidiaries.

(ff) Neither the Company nor any Subsidiary is party to any joint venture agreements.

(gg) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages encumbering the Properties are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(hh) To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(ii) Except as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) do not have a material adverse effect on the Company or the Operating Partnership, there are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property.

(jj) Neither the Company nor any of the Subsidiaries has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew any of the contracts or agreements with any of the top 15 tenants (based on contractual base rent for the quarter ended March 31, 2020) of the Company, concerning a material amount of rental revenue from any such tenant, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

(kk) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(ll) No material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company and the Operating Partnership, is imminent.

(mm) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, taken as a whole, as are prudent and customary in the businesses in which they are engaged; the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, taken as a whole, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(nn) The Company or one of its Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(oo) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(pp) The consolidated financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the Subsidiaries, or any predecessor entity thereto, as applicable, at the dates indicated, and the consolidated results of operations, comprehensive income (loss), stockholders’ equity and cash flows of the Company and the Subsidiaries, or any predecessor entity thereto, as applicable, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) as applied in the United States and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; said financial statements have been prepared on a consistent basis with the books and records of the Company and the Subsidiaries, or any predecessor entity thereto. The supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in accordance with U.S. GAAP the information stated therein. Any unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. Other than the historical and any pro forma financial statements (and schedules) included, incorporated by reference or deemed to be incorporated by reference, in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no other historical or pro forma financial statements (or schedules) are required by the Securities Act to be included therein. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(qq) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate in all material respects. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(rr) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 of the Exchange Act, and such disclosure controls and procedures were effective in all material respects as of the end of the Company’s most recently completed fiscal quarter.

(ss) Commencing with its taxable year ended December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(tt) The Company and each of the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company or any of the Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a material adverse effect.

(uu) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(vv) Each of the Company and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company or the Operating Partnership would have any material liability. Neither the Company nor the Operating Partnership has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code. Each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(ww) Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xx) The Shares and any shares deliverable pursuant to the Forward Sale Agreement have been approved for listing on the NYSE, subject to official notice of issuance.

(yy) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by Securities Act and the rules and regulations under the Securities Act, the Exchange Act and the rules and regulations under the Exchange Act and the Public Company Accounting Oversight Board.

(zz) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and the Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and the Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor the Subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and the Subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2. Representations and Warranties by the Forward Seller. The Forward Seller represents and warrants to each Underwriter, the Company and the Operating Partnership that:

(a) This Agreement has been duly authorized, executed and delivered by the Forward Seller.

(b) The initial Forward Sale Agreement between the Company and the Forward Purchaser has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(c) Each Additional Forward Sale Agreement, if any, between the Company and the Forward Purchaser will be duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(d) The Forward Seller shall, at the Closing Date or Option Closing Date (as defined below), as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3. Agreements to Sell and Purchase.

(a) The Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agree to sell to the several Underwriters, and each Underwriter, upon the basis of the warranties and representations and subject to the terms and conditions herein contained, agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Shares set forth in Schedule I hereto opposite its name at $35.856 a share (the “Purchase Price”).

(b) In addition, the Underwriters shall have the right to purchase up to 1,200,000 Additional Shares at the Purchase Price; provided that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on such Additional Shares (the “Option Purchase Price”). You may exercise this right on behalf of the Underwriters in whole or from time to time in part not later than 30 days after the date of this Agreement by written notice to the Company and the Forward Seller. Such exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (an “Option Closing Date”); provided that such Option Closing Date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Borrowed Underwritten Shares nor later than ten business days after the date of such notice.

(i) Within one business day after such notice is given, the Company shall execute and deliver to the Forward Purchaser an additional letter agreement between the Company and the Forward Purchaser (such letter agreement, an “Additional Forward Sale Agreement”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Borrowed Additional Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreement as agreed by the parties. Upon the Company’s execution and delivery to the Forward Purchaser of such Additional Forward Sale Agreement, the Forward Purchasers shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein contained, the Forward Seller (or, in the case of any Company Top-Up Additional Shares, the Company) hereby agrees to sell to the several Underwriters such number of Borrowed Additional Shares at the Option Purchase Price.

(ii) On such Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Underwritten Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Underwritten Shares.

(c) If (i) any of the representations and warranties of the Company and the Operating Partnership contained in Section 1 or any certificate delivered by the Company or the Operating Partnership pursuant hereto is not true and correct as of the date hereof and as of Closing Date or any Option Closing Date, as the case may be, as if made as of the Closing Date or such Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Option Closing Date, (iii) any of the conditions set forth in Section 6 have not been satisfied on or prior to the Closing Date or such Option Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 10 on or prior to the Closing Date or such Option Closing Date or the Closing Date or such Option Closing Date shall not have occurred, (v) any of the conditions set forth in Section 7 of the Forward

Sale Agreement shall not have been satisfied on or prior to the Closing Date or such Option Closing Date or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreement are not true and correct as of the date hereof or as of the Closing Date or such Option Closing Date as if made as of the Closing Date or such Option Closing Date (clauses (i) through (vi), together, the “Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event the Forward Purchaser determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder in connection with establishing a commercially reasonable hedge position, or (B) in its commercially reasonable judgment either it would be impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date or any Option Closing Date, as the case may be, the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(d) If the Forward Seller elects, pursuant to Section 3(c), not to borrow and deliver for sale to the Underwriters on the Closing Date or any Option Closing Date, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Closing Date or Option Closing Date. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Company Shares prior to the business day following notice to the Company of the relevant number of Shares so deliverable in accordance with this Section 3(d).

4. Terms of Public Offering. The Company is advised by you that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

5. Payment and Delivery.

(a) Payment for the Underwritten Shares shall be made by the Underwriters to the Forward Seller (with respect to the Borrowed Underwritten Shares) or to the Company (with respect to any Company Top-Up Shares) in federal or other funds immediately available in New York City against delivery of such Underwritten Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, by causing The Depository Trust Company (“DTC”) to credit the respective accounts of the several Underwriters at DTC, on June 11, 2020, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you, which date and time may be postponed by agreement between you and the Forward Seller or the Company, as applicable, or as provided in Section 10 and Section 11. The time and date of such payment are hereinafter referred to as the “Closing Date”. Delivery of the Shares shall be made, and the Shares shall be registered in, the name of Cede & Co. as nominee of DTC, and available for checking in New York, New York at least one full business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

(b) Notwithstanding the provisions set forth in Section 5(a), if the right provided for in Section 3(b) is exercised after the second business day prior to the Closing Date, delivery of the Additional Shares shall be made to the Underwriters on the date specified by the Representatives (which shall be at least one but within two business days after written notice of the exercise of such right is given) for the respective accounts of the several Underwriters. Payment for any Additional Shares shall be made by the Underwriters to the Forward Seller (with respect to any Borrowed Additional Shares) or the Company (with respect to any Company Top-Up Additional Shares) in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, by causing DTC to credit the respective accounts of the several Underwriters at DTC on the date specified in the corresponding notice described in Section 3(b). If settlement for the Additional Shares occurs after the Closing Date, the Company shall deliver to the Representatives on each relevant Option Closing Date, and the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6.

The Underwritten Shares and any Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Underwritten Shares and any Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price and the Option Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Obligations of the Underwriters and the Forward Seller. The obligations of the several Underwriters and the Forward Seller are subject to the following conditions:

(a) The representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date.

(b) The Registration Statement has become effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(c) Subsequent to the execution and delivery of this Agreement and the Forward Sale Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(d) The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and the Operating Partnership, to the effect set forth in Section 6(c)(i) and to the effect that: (i) the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the date hereof and as of the Closing Date and that; (ii) each of the Company and the Operating Partnership has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; (iv) the preliminary prospectus, the Prospectus and any Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of the Time of Sale, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date, and as of the Time of Sale, the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such certificate shall not apply to any statements or omissions relating to any Underwriter, the Forward Purchaser or the Forward Seller made in reliance upon and in conformity with Counterparty Information furnished in writing to the Company by such Underwriter, Forward Purchaser or Forward Seller through you expressly for use in the Time of Sale Prospectus.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, with respect to the matters identified in Exhibits A-1 and A-2 hereto. In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and certificates of public officials.

(f) The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the Closing Date, an opinion of Ballard Spahr LLP, Maryland counsel to the Company, dated the Closing Date, with respect to the matters identified in Exhibit B hereto.

(g) The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Operating Partnership, dated the Closing Date, with respect to the matters identified in Exhibit C hereto.

(h) The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Ballard Spahr LLP referred to in Section 6(f) and, as to all matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A. referred to in Section 6(g). In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and certificates of public officials.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and the parties identified on Exhibit E hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The Underwriters, the Forward Purchaser and the Forward Seller shall have received, on each of the date hereof and the Closing Date, a certificate of the chief financial officer of the Company, dated the date hereof or the Closing Date, substantially in the form of Exhibit F hereto.

(l) All filings with the Commission required by Rule 424 under the Securities Act shall have been filed within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(m) The Shares and any shares deliverable pursuant to the Forward Sale Agreement shall have been approved for listing on the NYSE, subject only to a notice of issuance.

(n) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(o) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives, the Forward Purchaser and the Forward Seller on the applicable Option Closing Date of the following:

(i) the representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct on the date hereof and on and as of such Option Closing Date;

(ii) a certificate, dated the Option Closing Date and signed by an executive officer of the Company and the Operating Partnership, confirming that the certificate delivered on the Closing Date pursuant to Section 6(d) remains true and correct as of such Option Closing Date;

(iii) an opinion of Latham & Watkins LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e);

(iv) an opinion of Ballard Spahr LLP, Maryland counsel to the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f);

(v) an opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Operating Partnership, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g);

(vi) an opinion of Sidley Austin LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h);

(vii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(i); provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(viii) a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, to the same effect as the certificate required by Section 6(k); and

(ix) such other documents as you may reasonably request with respect to the good standing of the Company and the Operating Partnership, the due authorization and issuance of the Company Top-Up Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Company Top-Up Additional Shares.

7. Covenants of the Company. The Company covenants with each of the Underwriters, the Forward Purchaser and the Forward Seller as follows:

(a) To furnish to the Underwriters, the Forward Purchaser and the Forward Seller copies of the Registration Statement (excluding exhibits) and copies of the preliminary prospectus and the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Underwriters, the Forward Purchaser and the Forward Seller may from time to time reasonably request. In case an Underwriter is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of such Underwriter, and at its own expense, the Company shall prepare and deliver to such Underwriter as many copies as such Underwriter may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters, the Forward Purchaser and the Forward Seller a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters, the Forward Purchaser and the Forward Seller reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. To furnish to the Underwriters, the Forward Purchaser and the Forward Seller a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the any of the Underwriters, the Forward Purchaser or the Forward Seller reasonably objects. Not to take any action that would result in an Underwriter, the Forward Purchaser, the Forward Seller or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter, Forward Purchaser or Forward Seller that such Underwriter, Forward Purchaser or Forward Seller otherwise would not have been required to file thereunder.

(c) To file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for the duration of the Delivery Period.

(d) To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters, the Forward Purchaser and the Forward Seller the benefit contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(e) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act in connection with any offer or sale of Shares and any shares deliverable pursuant to the Forward Sale Agreement and to provide copies of the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each Underwriter, the Forward Purchaser and the Forward Seller via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by such Underwriter, Forward Purchaser and Forward Seller and, at such request from such Underwriter, Forward Purchaser or Forward Seller, to also furnish copies of the Prospectus to the NYSE and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market.

(f) During the Delivery Period to advise each Underwriter, the Forward Purchaser and the Forward Seller, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares and any shares deliverable pursuant to the Forward Sale Agreement for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.

(g) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Underwriters, the Forward Purchaser and the Forward Seller by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(c), with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Underwriters, the Forward Purchaser and the Forward Seller as many copies as they may reasonably request of such amendment or supplement.

(h) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, the Forward Purchaser and the Forward Seller, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Purchaser and the Forward Seller and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(i) To endeavor to qualify the Shares and any shares deliverable pursuant to the Forward Sale Agreement for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(j) To continue to elect to qualify as a REIT under the Code and to use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Board determines it is no longer in the stockholders’ best interests to do so.

(k) Whether or not the transactions contemplated in this Agreement and the Forward Sale Agreement are consummated or this Agreement or any of the Forward Sale Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Forward Sale Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and any shares deliverable pursuant to the Forward Sale Agreement under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, the Forward Purchaser, the Forward Seller and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and any shares deliverable pursuant to the Forward Sale Agreement to the Underwriters and the Forward Purchaser, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares and any shares deliverable pursuant to the Forward Sale Agreement under state securities laws and all expenses in connection with the qualification of the Shares and any shares deliverable pursuant to the Forward Sale Agreement for offer and sale under state securities laws as provided in Section 7(i), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Purchaser and the Forward Seller in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, which shall not exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, the Forward Purchaser and the Forward Seller incurred in connection with any review and qualification of the offering of the Shares and any shares deliverable pursuant to the Forward Sale Agreement by FINRA, (v) all costs and expenses incident to listing the Shares and any shares deliverable pursuant to the Forward Sale Agreement on the NYSE, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the document production charges and expenses associated with printing this Agreement and the Forward Sale Agreement, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States; (x) the fees and expenses of making the Shares and any shares deliverable pursuant to the Forward Sale Agreement eligible for clearance, settlement and trading through the facilities of DTC; and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement and the Forward Sale Agreement, as applicable, for which provision is not otherwise made in this Section 7. It is understood, however, that except as provided in this Section 7, Section 9 and the last paragraph of Section 11, each Underwriter will pay all of its costs and expenses, including any advertising expenses connected with any offers such Underwriter may make.

(l) To use its commercially reasonable efforts to cause the Shares and any shares deliverable pursuant to the Forward Sale Agreement to be listed for trading on the NYSE and to maintain such listing.

(m) The Company also covenants with each Underwriter, the Forward Purchaser and the Forward Seller that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise, exchange or redemption of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) any shares of Common Stock issued, options to purchase Common Stock or other equity based awards granted pursuant to existing employee benefit plans or equity incentive plans of the Company referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (D) any shares of Common Stock or warrants issued by the Company upon the amendment, exercise, exchange or redemption of warrants outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (E) any OP Units issued in connection with other acquisitions of real property or real property companies, provided that the aggregate value of any such OP Unit issuances during the Restricted Period in the aggregate does not exceed $100 million (with the value of each OP Unit equal to the closing price per share of Common Stock on the NYSE on the date of issuance) provided further that the recipient of any such OP Units shall agree not to sell or otherwise dispose of any such OP Units for the then remaining term of the 30 day restricted period, (F) the filing of a registration statement in respect of a dividend reinvestment plan of the Company and any shares of Common Stock issued pursuant thereto, (G) transfers of Common Stock required by Article VI of the charter of the Company, or (H) entering into the Forward Sale Agreement and issuing and delivering shares of Common Stock pursuant to the Forward Sale Agreement.

(n) The Company will cooperate with the Underwriters, the Forward Purchaser and the Forward Seller and use its best efforts to permit the Shares and any shares deliverable pursuant to the Forward Sale Agreement to be eligible for clearance, settlement and trading through the facilities of DTC.

(o) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

8. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission a free writing prospectus prepared by or on behalf of such Underwriter pursuant to Rule 433 (d) under the Securities Act that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9. Indemnity and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, their respective directors, their officers, each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate thereof within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Counterparty Information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through you expressly for use therein.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless (i) the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the Forward Purchaser, the Forward Seller and each person, if any, who controls the Forward Purchaser or the Forward Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Underwriters, the Forward Purchaser and the Forward Seller, but only with reference to the Counterparty Information relating to an Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by or on behalf of such Underwriter, Forward Purchaser or Forward Seller expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or Section 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 9(a), and by the Company or the Operating Partnership, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or Section 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 9(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(d)(i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as (x) in the case of the Company and the Operating Partnership, the net proceeds from the offering of the Shares (including the proceeds to be received by the Company pursuant to the Forward Sale Agreement, assuming Physical Settlement (as defined in the Forward Sale Agreement) of the Forward Sale Agreement) (before deducting expenses) received by the Company and the Operating Partnership, (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, and (z) in the case of the Forward Seller and the Forward Purchaser, the Spread (as defined in the Forward Sale Agreement) retained by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Purchaser, as set forth in the Forward Sale Agreement. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters, the Forward Purchaser and the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Each of the Company, the Operating Partnership, the Underwriters, the Forward Purchaser and the Forward Seller agrees that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters, the Forward Purchaser and the Forward Seller were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchaser and the Forward Seller shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchaser under the Forward Sale Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The obligations of each Underwriter, the Forward Purchaser and the Forward Seller to contribute pursuant to this Section 9 are several and not joint.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter, the Forward Purchaser or the Forward Seller, any person controlling an Underwriter, the Forward Purchaser or the Forward Seller, or any director, officer or affiliate of an Underwriter, the Forward Purchaser or the Forward Seller,or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters, the Forward Purchaser and the Forward Seller may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Shares and the aggregate number of Underwritten Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Shares to be purchased on such date, and arrangements satisfactory to you, the Forward Seller and the Company for the purchase of such Underwritten Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Forward Purchaser the Forward Seller, the Company or the Operating Partnership. In any such case either you, any of the Forward Seller or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement (which, for the purposes of this Section 11, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 10), or if for any reason the Company or the Operating Partnership shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters, the Forward Purchaser and the Forward Seller or such Underwriters, Forward Purchaser and Forward Seller as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters, Forward Purchaser and Forward Seller in connection with this Agreement, the Forward Sale Agreement or the offering contemplated hereunder.

12. Additional Issuance and Sale by the Company.

(a) In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date (in respect of the Borrowed Underwritten Shares) or any Option Closing Date (in respect of any Borrowed Additional Shares) and the Forward Seller elects, pursuant to Section 3(c), not to deliver the total number of Borrowed Shares deliverable by the Forward Seller hereunder or (ii) the Forward Purchaser determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder in connection with establishing a commercially reasonable hedge position, or (B) in its commercially reasonable judgment either it would be impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Company shall issue and sell to the Underwriters on the Closing Date or Option Closing Date, as the case may be, pursuant to Section 3, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12(a): (i) in lieu of any Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares” and (ii) in lieu of any Borrowed Additional Shares are referred to herein as the “Company Top-Up Additional Shares.”

(b) Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date or Option Closing Date, as applicable, and the Forward Seller elects, pursuant to Section 3(c) not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it, (ii) the Forward Seller or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder in connection with establishing a commercially reasonable hedge position, or (iii) in the Forward Purchaser’s commercially reasonable judgment either it would be impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date or any Option Closing Date, as the case may be, the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

13. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Operating Partnership, the Underwriters, the Forward Purchaser and the Forward Seller with respect to the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares and the issuance, sale and delivery of shares pursuant to the Forward Sale Agreement: (i) the Underwriters, the Forward Purchaser and the Forward Seller have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Underwriters, the Forward Purchaser and the Forward Seller owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement, the Forward Sale Agreement and prior written agreements (to the extent not superseded by this Agreement or the Forward Sale Agreement), if any, and (iii) the Underwriters, the Forward Purchaser and the Forward Seller may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters, the Forward Purchaser and the Forward Seller arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

18. Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if to:

(a) The Representatives, shall be delivered, mailed or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, and to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets;

(b) The Forward Seller, shall be delivered, mailed or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk;

(c) The Forward Purchaser, shall be delivered, mailed or sent to JPMorgan Chase Bank, National Association at EDG Marketing Support, email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, (fax no.: (866) 866-4506), with a copy to Santosh Screenivasen, Managing Director, email: santosh.screenivasen@jpmorgan.com ; or

(d) The Company, shall be delivered, mailed or sent to Spirit Realty Capital, Inc., 2727 North Harwood Street, Suite 300, Dallas, Texas 75201, Attention: General Counsel, with a copy to Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, Attention: Julian T.H. Kleindorfer, Esq.

20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

[Signature page follows]

Very truly yours,

Spirit Realty Capital, Inc.

By:	/s/ Michael Hughes
Name: Michael Hughes
Title: Executive Vice President and Chief Financial Officer

Spirit Realty, L.P.

By:	Spirit General OP Holdings, LLC, its general partner

By:	/s/ Michael Hughes
Name: Michael Hughes
Title: Executive Vice President and Chief Financial Officer

Spirit - Underwriting Agreement Signature Page

Accepted as of the date first written above

By:	J.P. Morgan Securities LLC

By:	/s/ Haley Trethaway
Name: Haley Trethaway
Title: VP

By:	SunTrust Robinson Humphrey, Inc.

By:	/s/ John M.H. Williams II
Name: John M.H. Williams II
Title: Managing Director

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

Spirit - Underwriting Agreement Signature Page

Accepted as of the date first written above

By: J.P. Morgan Securities LLC, as agent for

JPMorgan Chase Bank, National Association

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Ranga Kanthadai
Name: Ranga Kanthadai
Title: VP

By: J.P. Morgan Securities LLC Acting in its capacity as Forward Seller

By:	/s/ Ranga Kanthadai
Name: Ranga Kanthadai
Title: VP

Spirit - Underwriting Agreement Signature Page

SCHEDULE I

Underwriter	Number of Underwritten Shares To Be Purchased
J.P. Morgan Securities LLC	2,000,000
SunTrust Robinson Humphrey, Inc.	2,000,000
Regions Securities LLC	960,000
Fifth Third Securities, Inc.	659,500
Morgan Stanley & Co. LLC	659,500
Wells Fargo Securities, LLC	659,500
BofA Securities, Inc.	113,500
BTIG, LLC	113,500
Capital One Securities, Inc.	113,500
Deutsche Bank Securities Inc.	113,500
Ladenburg Thalmann & Co. Inc.	113,500
Mizuho Securities USA LLC	113,500
RBC Capital Markets, LLC	113,500
Scotia Capital (USA) Inc.	113,500
Stifel, Nicolaus & Company, Incorporated	113,500
Samuel A. Ramirez & Company, Inc.	40,000

Total	8,000,000

Forward Seller	Number of Borrowed Underwritten Shares To Be Sold	Maximum Number of Borrowed Additional Shares To Be Sold
J.P. Morgan Securities LLC	8,000,000	1,200,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	The most recent preliminary prospectus related to the offering of the Shares together with the Base Prospectus;

2.	Any Permitted Free Writing Prospectus identified below; and

3.	The public offering price per share set forth on the cover of the Prospectus.

The foregoing, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, considered together, the “Time of Sale Prospectus.”

Permitted Free Writing Prospectus

None

II-2

EXHIBIT D

[FORM OF LOCK-UP LETTER]

June 8, 2020

J.P. MORGAN SECURITIES LLC

SUNTRUST ROBINSON HUMPHREY, INC.

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th Floor

Atlanta, Georgia 30326

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), and Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), the forward purchaser and the forward seller named therein providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of shares of the common stock, $0.05 par value per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including, without limitation, units in the Operating Partnership) or publicly disclose the intention to do any of the foregoing, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, charitable donation or disposition by will or intestacy (including, without limitation, any disposition from a revocable trust, family trust or similar trust arrangement providing for the distribution of assets upon death or intestacy), (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (d) transfers to family members or trusts for the benefit of the undersigned’s family members; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (f) sales of Common Stock made pursuant to and in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act existing on the date hereof, or (g) sales or the surrender of Common Stock sufficient to generate net proceeds to the undersigned not in excess of the estimated federal and state income tax liabilities associated with the vesting of any equity securities during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Operating Partnership and the Underwriters.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

[Remainder of Page Left Blank Intentionally – Signature Page Follows]

Very truly yours,

(Name)

(Address)

EXHIBIT E

PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Kevin M. Charlton

Todd A. Dunn

Elizabeth Frank

Richard I. Gilchrist

Ken Heimlich

Jackson Hsieh

Michael Hughes

Diane M. Laing

Prakash Parag

Sheli Z. Rosenberg

Thomas D. Senkbeil

Nicholas P. Shepherd

Jay Young

E-1